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                                                                    EXHIBIT 7.7

                           AGREEMENT OF JOINT FILING
                           -------------------------

         SP IV Acquisition, L.L.C., Market Ventures L.L.C., Liquidity Assistance L.L.C., Insignia Financial Group, Inc. and Andrew L. Farkas agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit, and all future amendments to this Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 23, 1997


SP IV ACQUISITION, L.L.C.                   MARKET VENTURES L.L.C.


By:  /s/ Jeffrey L. Goldberg                By:  /s/ John K. Lines
  -------------------------------              --------------------------------
         Jeffrey L. Goldberg                         John K. Lines
         President                                   Vice President


LIQUIDITY ASSISTANCE L.L.C.                 INSIGNIA FINANCIAL GROUP, INC.


By:  /s/ J. Scott Kester                    By:  /s/ Jeffrey P. Cohen
  -------------------------------              --------------------------------
         J. Scott Kester                             Jeffrey P. Cohen
         President                                   Senior Vice President




/s/ Andrew L. Farkas
---------------------------------
Andrew L. Farkas